Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Second Quarter 2026 Financial Results and Provides Corporate Update

- Executed a $15.3 million financing with milestone warrants providing potential for an additional $34.0 million in gross proceeds, supporting continued advancement of ABP-450's development program -

- Upfront proceeds from financing provide cash runway into the first quarter of 2027 -

ALISO VIEJO, Calif., August 12, 2026 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company advancing ABP-450 as a biosimilar to BOTOX® (onabotulinumtoxinA) for therapeutic use to achieve full-label U.S. market entry, today reported its financial results for the second quarter ended June 30, 2026, and provided a corporate update.

“The second quarter marked continued progress in advancing ABP-450 through the analytical phase of our biosimilar development program while also strengthening the Company's financial position," commented Rob Bancroft, President and Chief Executive Officer of AEON. "As we enter the second half of 2026, our primary focus is obtaining FDA feedback on the next phase of development, including the clinical pharmacology and comparative clinical study requirements for ABP-450. With the successful completion of our recently oversubscribed public offering, AEON is well positioned to execute on our near-term regulatory and corporate objectives as we continue advancing our goal of bringing a biosimilar to BOTOX® to the therapeutic market."”

Second Quarter 2026 Highlights and Recent Developments

●Continued Advancement Toward BPD Type 2b Regulatory Feedback
oAEON held a successful Biosimilar Biological Product Development (BPD) Type 2a meeting with the U.S. Food and Drug Administration (FDA) during the first quarter of 2026. During the meeting, the Agency reviewed the Company's proposed analytical similarity strategy under the 351(k) biosimilar pathway and provided feedback supporting AEON's planned analytical development approach for ABP-450. Collectively, the FDA's feedback provided AEON with well-defined direction and a framework for the remaining analytical components of its biosimilar development program. The Agency also acknowledged the unique scientific challenges associated with characterizing the 900 kDa botulinum neurotoxin complex due to its large size and exceptional potency, while providing constructive feedback on the Company's proposed analytical assessment plan. The Company looks forward to feedback from its planned BPD Type 2b interaction with the FDA in the second half of 2026, which is expected to help inform the next phase of development for ABP-450, including clinical pharmacology and comparative clinical study requirements.
●Strengthened Balance Sheet through a $15.3 Million Financing with Milestone Warrants Providing Potential for an Additional $34.0 Million in Gross Proceeds
oIn July 2026, the Company completed an underwritten public offering that included net upfront proceeds of approximately $13.6 million, and up to an additional $34.0 million in potential gross proceeds upon the cash exercise in full of the milestone warrants issued in the offering. Upfront proceeds from the offering are expected to provide cash runway into the first quarter of 2027.
●NYSE American Compliance Restored
oOn August 3, 2026, the Company regained full compliance with NYSE American continued listing requirements, resolving previously identified deficiencies and maintaining its listing on the exchange.

Exhibit 99.1

PRESS RELEASE

●	Presented Data and Advanced Scientific Engagement Supporting Analytical Similarity to BOTOX®
o	In April 2026, the Company presented a poster at the 2026 American Academy of Neurology (AAN) Annual Meeting entitled “Establishing Primary Structure Comparability Between ABP-450 (prabotulinumtoxinA) and OnabotulinumtoxinA (Botox®) to Support Biosimilarity.” The poster expanded upon analytical data previously reported by the Company demonstrating identical primary amino acid sequence between ABP-450 and the reference product, based on 93.5%–99.3% peptide sequence coverage.
o	In June 2026, the Company presented an Abstract at the American Headache Society (AHS) Annual Meeting entitled “Establishing Structural and Functional Comparability Between ABP-450 and OnabotulinumtoxinA to Support Biosimilarity.”

Liquidity and Capital Resources

The Company reported cash and cash equivalents of $3.4 million as of June 30, 2026, which does not include approximately $13.6 million of net proceeds from the underwritten public offering that was completed in July 2026. Including those proceeds, cash and cash equivalents are expected to fund operations into the first quarter of 2027, supporting continued advancement of the ABP-450 program including ongoing analytical and regulatory activities.

ABP-450 Development Milestones & Scientific and/or Corporate Events

●	Second half 2026: Receipt of additional FDA feedback expected to inform the next phase of the ABP-450 biosimilar development program, including clinical pharmacology and comparative clinical study requirements.

About the U.S. Biosimilar Pathway

Analytical similarity forms the scientific foundation of the 351(k) pathway and represents the most data-intensive phase of biosimilar development. When analytical comparability across critical quality attributes is robustly demonstrated, the FDA may reduce the scope of required clinical studies under its totality-of-the-evidence framework. Sponsors may also seek extrapolation to additional indications of the reference product when scientifically justified.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company pursuing full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX®. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in a facility that has been authorized by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency for the manufacture of third-party botulinum toxin products. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or

Exhibit 99.1

PRESS RELEASE

performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) AEON’s ability to continue to meet continued stock exchange listing standards; (ii) the Company’s ability to obtain additional and sufficient financing; (iii) the Company’s anticipated financial performance, including cash and cash equivalents; (iv) the Company’s plans regarding any interactions with the FDA; (v) the outcome of any regulatory interactions; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC, which are available on the SEC’s website at www.sec.gov.

Contacts

Investor Contact:
Hershel Berry
Blueprint Life Science Group
hberry@Bplifescience.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	June 30,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$3,431	$3,006
Prepaid expenses and other current assets	562	392
Total current assets	3,993	3,398
Property and equipment, net	123	162
Operating lease right-of-use asset	931	1,052
Other assets	863	948
Total assets	$5,910	$5,560
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,697	$942
Accrued clinical trials expenses	933	1,426
Accrued compensation	1,897	2,872
Other accrued expenses	1,815	1,657
Total current liabilities	7,342	6,897
Convertible notes at fair value, including related party amount of $1,755 and $34,600 at June 30, 2026 and December 31, 2025, respectively	1,755	34,600
Operating lease liability	757	893
Derivative liability	—	14,879
Warrant liabilities	11,367	3,276
Contingent consideration liability	27	42
Other liabilities	23	—
Total liabilities	21,271	60,587
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 1,040,000,000 and 500,000,000 shares authorized at June 30, 2026 and December 31, 2025, and 26,307,211 and 12,105,902 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	10	9
Additional paid-in capital	468,396	415,783
Accumulated deficit	(483,767)	(470,819)
Total stockholders' deficit	(15,361)	(55,027)
Total liabilities and stockholders' deficit	$5,910	$5,560

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Selling, general and administrative	$2,991	$3,258	$6,893	$6,383
Research and development	2,938	1,064	4,973	1,889
Change in fair value of contingent consideration	(10)	16	(15)	(3,472)
Total operating costs and expenses	5,919	4,338	11,851	4,800
Loss from operations	(5,919)	(4,338)	(11,851)	(4,800)
Other (loss) income:
Change in fair value of convertible notes	(213)	(1,854)	(8,940)	(3,485)
Change in fair value of warrants	4,941	(542)	9,597	86,187
Loss on issuance of warrants	—	—	—	(75,644)
Loss on extinguishment of debt	—	—	(76)	—
Loss on derivative liability	—	—	(1,743)	—
Other income, net	36	92	65	195
Total other loss, net	4,764	(2,304)	(1,097)	7,253
(Loss) income before taxes	(1,155)	(6,642)	(12,948)	2,453
Income taxes	—	—	—	—
Net (loss) income	$(1,155)	$(6,642)	$(12,948)	$2,453
Basic net (loss) income per share	$(0.02)	$(0.60)	$(0.28)	$0.32
Diluted net (loss) income per share	$(0.02)	$(0.60)	$(0.28)	$0.31
Weighted average shares of common stock outstanding used to compute basic net (loss) income per share	50,530,946	11,090,809	45,599,911	7,557,472
Weighted average shares of common stock outstanding used to compute diluted net (loss) income per share	50,530,946	11,090,809	45,599,911	7,848,566

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

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